Contacts:

Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webmethods.com

Brenda Hansen, Media Relations
703.460.5847
Brenda.Hansen@webmethods.com

webMethods Reports Preliminary Fiscal First Quarter Financial Results

FAIRFAX, Va. – July 5, 2005 – webMethods Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced preliminary financial results for its fiscal first quarter ended June 30, 2005. webMethods expects to report total revenue for its fiscal first quarter in the range of $47 million to $48 million, compared to $41.9 million in the prior year period. Total revenue guidance for the June 2005 quarter, which was given on May 2, 2005, was a range of $49 million to $52 million.

On a GAAP basis, the company expects to report a net loss of $0.04 to $0.02 per share for the quarter ended June 30, 2005, compared to a net loss of $0.20 per share in the prior year period. Excluding certain charges that are described below in “Non-GAAP Financial Measures,” the company expects to report a pro forma net loss per share of $0.01 to pro forma net income per share of $0.01 for the June 2005 quarter. These results are in line with guidance given on May 2, 2005 of a range of a pro forma net loss per share of $0.01 to pro forma net income per share of $0.02 after exclusion of amortization of deferred-stock compensation and warrant charges and amortization of intangible assets totaling approximately $1.3 million. Important information regarding these pro forma results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in pro forma results and why pro forma information is presented.

“Despite falling short of our original revenue guidance, we expect that our focus on better expense control will allow us to meet our earnings guidance for the quarter,” said David Mitchell, president and CEO, webMethods Inc. “As we have previously expressed, execution in this environment needs to be perfect. While we performed well during the first quarter, our efforts were not sufficient to deliver fully on the desired results.”

Additional June 2005 Quarterly Financial Highlights:

•	Cash and marketable securities as of June 30, 2005 are expected to be in the range of $143 million to $144 million, as compared to $150.1 million as of March 31, 2005.

•	License revenue for the June 2005 quarter is expected to be in the range of $18.0 million to $18.5 million, compared to $14.8 million in the prior year period.

•	International revenue as a percent of total revenue is expected to be approximately 36%.

Conference Call Information: webMethods will host a conference call at 5:30 p.m. Eastern Daylight Time today to discuss the company’s preliminary fiscal first quarter financial results. The conference call will be available via webcast at www.webmethods.com/investors or via dial-in at (800) 946-0713 in North America or (719) 457-2642 outside of North America.

A replay of this call will be available through July 15, 2005 at www.webmethods.com/investors or via dial-in at (888) 203-1112 in North America and (719) 457-0820 outside of North America. The access code is 9154813.

Non-GAAP Financial Measures
This press release contains preliminary pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items. Preliminary pro forma results for the June 2005 quarter are expected to exclude amortization of warrant charges, amortization of intangible assets and restructuring charges.

Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical results of operations and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.

About webMethods, Inc.
webMethods (NASDAQ: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,300 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

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The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries. All other marks mentioned are trademarks or service marks of their respective companies.

This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss, pro forma earnings or loss per share and legal compliance matters or internal control documentation, remediation and testing), expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; impact upon operations of legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses, including costs of internal controls review, improvement and remediation; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of competitive and pricing pressures; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005, which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.